ORDR

BRYAN R. CLARK, ESQ.
Nevada Bar No. 4442
JEFFREY D. PIKE, ESQ.
Nevada Bar No. 13934
BRYAN R. CLARK, P.C.
8925 W. Russell Rd., Ste. 150
Las Vegas, NV 89148
Tel: (702) 527-5277
E-mail: bryan@clarklg.com
E-mail: jeff@clarklg.com
Attorneys for Custodian

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of: RANGER GOLD CORP., a Nevada corporation.	Case No.: A-18-785471-P Dept. No.: 13 **ORDER GRANTING THE APPLICATION FOR THE APPOINTMENT OF BRYAN S. GLASS AS CUSTODIAN OF RANGER GOLD CORP. <u>PURSUANT TO NRS 78.347(1)(b</u>**

NOW THEREFORE THE COURT HEREBY FINDS that the Application of BRYAN S. GLASS, an individual ("GLASS"), to become custodian of RANGER GOLD CORP., a Nevada corporation, having come on for hearing before this Court on the 10th day of January, 2019; notice having been duly given to all concerned parties, no opposition having been filed with the Court, and for good cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. Pursuant to NRS 78.347, shareholder, GLASS, be, and is, hereby appointed as Custodian of RANGER GOLD CORP., a Nevada corporation ("RNGC").

2. GLASS is authorized to take any actions on behalf of RNGC, pursuant to NRS 78.347, that are reasonable, prudent, or for the benefit of RNGC.

3. GLASS is authorized to appoint new officers and directors for RNGC.

4. Pursuant to NRS 78.347(3)(a), GLASS shall comply with NRS 78.180 to reinstate RNGC and submit evidence of compliance with NRS 78.180 to this Court.

5. GLASS shall provide reasonable notice of not less than ten (10) days to all shareholders of record of a shareholders' meeting (the "Meeting"), to be held within a reasonable time after this Order is entered and GLASS shall submit evidence of compliance with this requirement to this Court.

6. The Meeting shall be an Annual Meeting, and GLASS is hereby designated by the Court as Chairman to conduct the Meeting and to appoint a person to make a record of the Meeting.

7. That such shares of RNGC are owned by stockholders of record and are represented at the stockholder meeting in person or by a valid proxy shall constitute a quorum to conduct an election of directors of RNGC and shall otherwise be entitled to participate in the stockholder meeting and to vote in the election

8. The Transfer Agent for RNGC and the Resident Agent for the RNGC shall, and all other third parties, including but not limited to attorneys and accountants for RNGC, (collectively "Record Keepers") are authorized to, promptly and upon demand therefor by GLASS, provide GLASS care of its agent, true, exact and complete copies of all records in the Record Keeper's possession or control relating to RNGC, including without limitation all shareholder lists, share transfer records, accounting or financial records, articles of incorporation, bylaws, and minutes of any prior board of directors or shareholder meetings or written consents to act by the board of directors or shareholders.

9. GLASS, as custodian of RNGC, shall submit a report to this Court of the actions taken at the Meeting.

10. GLASS shall report to this Court every 6 months/~~years~~ concerning its activities as custodian of RNGC, the activities of board of directors of RNGC, and RNGC's progress, and such other information as deemed necessary by the Court.

11. GLASS shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of RNGC with the Nevada Secretary of State containing the following disclosures and statements:

a. Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning GLASS or his affiliates.

b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of RNGC to request that RNGC comply with corporate formalities and to continue its business.

c. A statement that GLASS is, in fact, continuing the business of RNGC and attempting to further the interests of its shareholders.

d. A statement indicating that GLASS will reinstate or maintain the corporate charter of RNGC.

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED this 8th day of January, 2019.

DISTRICT COURT JUDGE

Respectfully Submitted:

BRYAN R. CLARK, P.C.

BRYAN R. CLARK, ESQ.
Nevada Bar No. 4442
JEFFREY D. PIKE, ESQ.
Nevada Bar No. 13934
Attorneys for Custodian